Exhibit 99.2

CONSENT SOLICITATION STATEMENT

MARQUEE HOLDINGS INC.

Solicitation of Consents in Respect of the
12% Senior Discount Notes Due 2014
(CUSIP Number 57143VAC3)

Consent Fee of $10.00 per $1,000 Principal Amount at Maturity,
or 1% of Principal Amount at Maturity

Record Date: June 5, 2007

Marquee Holdings Inc., a Delaware corporation (the “Company”), is soliciting consents (the “Consents”), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (this “Consent Solicitation Statement”) and in the accompanying Letter of Consent (the “Letter of Consent” and, together with this Consent Solicitation Statement, the “Consent Solicitation”), to a proposed amendment (the “Amendment”) to the indenture dated as of August 18, 2004 (the “Indenture”), under which its 12% Senior Discount Notes due 2014 (the “Notes”) were issued.

The Amendment would revise the Restricted Payments covenant to permit the Company to make restricted payments in an aggregate amount of $275.0 million prior to making an election to pay cash interest on the Notes.  The Amendment will also contain a covenant by the Company to make its election to pay cash interest on the Notes on August 15, 2007, its next Semi-Annual Accretion Date.  As a result, the Company would be required to make its first cash interest payment on the Notes on February 15, 2008.  If the Amendment is approved, the Company intends to pay a dividend to its stockholders in an aggregate amount of up to $275.0 million.  If the Amendment is approved, it will bind all holders of the Notes including those that did not give their Consent.  See “The Amendment.”

If valid Consents with respect to a majority in aggregate principal amount at maturity of the outstanding Notes (“Requisite Consents”) have been received (and have not been revoked) prior to the Effective Time (as defined below) and the other conditions set forth herein are satisfied or waived, the Company will pay to each holder of record of Notes as of 5:00 p.m., New York City time, on June 5, 2007 (such time and date, the “Record Date”), who has validly delivered (and has not revoked) a valid Consent in respect of such Notes, $10.00 for each $1,000 principal amount at maturity, or 1% of principal amount at maturity of such Notes (the “Consent Fee”).  The Consent Fee will be paid promptly following the expiration of the Solicitation Period (as defined below).

After receipt of the Requisite Consents, the Company will execute a supplemental indenture with the Trustee to give effect to the Amendment on or promptly after the expiration of the Solicitation Period (the “Effective Time”).

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 8, 2007, UNLESS EXTENDED (SUCH PERIOD, AS IT MAY BE EXTENDED, THE “SOLICITATION PERIOD”).  CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EFFECTIVE TIME.

HOLDERS ARE NOT REQUIRED TO AND SHOULD NOT TENDER OR DELIVER NOTES TO THE COMPANY, THE TRUSTEE, THE INFORMATION AGENT, THE DEPOSITARY OR THE SOLICITATION AGENT AT ANY TIME.

This Consent Solicitation Statement describes the purposes and effects of the Amendment and the procedures for delivering and revoking Consents.  Please read it carefully.

None of the Company, the Trustee, the Depositary, the Information Agent or the Solicitation Agent (each as defined herein) makes any recommendation as to whether or not Holders should deliver Consents.  For additional information relating to the Consent Solicitation, please contact the Information Agent at the address and telephone number set forth on the back cover of this Consent Solicitation Statement.

The Solicitation Agent for the Consent Solicitation is:

JPMorgan

The date of this Consent Solicitation Statement is June 5, 2007

IMPORTANT

Holders as of the Record Date desiring to deliver Consents should complete, sign and date the Letter of Consent included herewith in accordance with the instructions therein and mail or deliver it and any other required documents to the Depositary at its address set forth on the last page of the Letter of Consent for receipt prior to expiration of the Solicitation Period.  Only Holders as of the Record Date may execute Consents and, unless revoked by such Holder in the manner described herein, such Consents will be binding on all beneficial owners and subsequent transferees of the Notes with respect to which such Consents were given.  Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of such Notes as of the Record Date (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is the Holder of such Notes as of the Record Date to execute and deliver a Consent on behalf of such beneficial owner.

Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith.  If the Company becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Company will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction.  If, after such effort, the Company cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Letter of Consent or related documents may be directed to the Information Agent at its telephone number set forth on the last page hereof.  A Holder may also contact the Solicitation Agent at its telephone number set forth on the last page hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

No person has been authorized to give any information or to make any representations in connection with the Consent Solicitation other than those contained in this Consent Solicitation Statement and, if given or made, such information or representations should not be relied upon as having been authorized.  The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders of Notes in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent.  The delivery of this Consent Solicitation Statement at any time shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since the date hereof.

HOLDERS OF SECURITIES SHOULD NOT DELIVER CONSENTS TO THE COMPANY, THE SOLICITATION AGENT OR THE INFORMATION AGENT AT ANY TIME.

NEITHER THIS CONSENT SOLICITATION STATEMENT NOR THE LETTER OF CONSENT OR ANY RELATED DOCUMENTS HAVE BEEN FILED WITH THE SEC, NOR HAVE THEY BEEN FILED WITH OR REVIEWED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY.  NO AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT OR THE LETTER OF CONSENT OR ANY RELATED DOCUMENTS, AND IT IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE TO MAKE ANY REPRESENTATION TO THE CONTRARY.

INCORPORATION BY REFERENCE; AVAILABLE INFORMATION

The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the United States Securities and Exchange Commission (the “Commission”).  Such reports and other information can be read and copied at the Commission’s Public Reference Room at Headquarters Office, 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room.  In addition, the Commission maintains an internet site at http://www.sec.gov that contains reports and information statements and other information regarding issuers that file electronically with the Commission, including the Company.

The Company’s Annual Report on Form 10-K/A for the fiscal year ended March 30, 2006 and its Quarterly Report on Form 10-Q/A for the quarterly period ended December 28, 2006, both of which were filed on April 16, 2007, are incorporated herein by reference and are deemed part of this Consent Solicitation Statement.  All documents and reports filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and on or prior to the expiration of the Solicitation Period or the termination of the Consent Solicitation shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports.  Additionally, any current report on Form 8-K that the Company subsequently furnishes to the SEC which is expressly identified as being incorporated by reference into this Consent Solicitation Statement shall be deemed to be incorporated by reference into this Consent Solicitation Statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

The Company will provide, without charge, to each Holder to whom this Consent Solicitation Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to the Company that are incorporated herein by reference except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).  Requests for such copies should be directed to the Information Agent at the address and telephone number set forth on the back cover of this Consent Solicitation Statement.

FORWARD-LOOKING STATEMENTS

This Consent Solicitation Statement, as well as reports and other information the Company files with the Commission, include “forward-looking statements” within the meaning of the United States Private Litigation Reform Act of 1995.  When used in this Consent Solicitation Statement or those reports or other information, the words “may,” “would,” “could,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements.  These statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions.  Many factors could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including: national, regional and local economic conditions that may affect the markets in which the Company operates; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of theatre attendance and major motion picture releases; shifts in population and other demographics; the Company’s ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to the Company; the Company’s need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to the Company’s significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive.  In addition, new risks and uncertainties may arise from time to time.  Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty.  The Company does not intend, and does not assume any obligation, to update these forward-looking statements.

SUMMARY

This Consent Solicitation Statement contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation.  The following summary is not intended to be complete. Holders are urged to read the more detailed information set forth elsewhere and incorporated by reference in this Consent Solicitation Statement.  Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Consent Solicitation Statement.

The Company is soliciting Consents to the Amendment to the Indenture between the Company and HSBC Bank USA, National Association, as Trustee (the “Trustee”).  After receipt of the Requisite Consents, the Company will execute a supplemental indenture to the Indenture (the “Supplemental Indenture”) with the Trustee to give effect to the Amendment at the Effective Time.

The following is a summary of certain Consent Solicitation terms:

Company	Marquee Holdings Inc.

The Notes	$304,000,000 principal amount at maturity of 12% Senior Discount Notes due 2014

CUSIP	57143VAC3

Purpose of Consent

The purpose of the Consent is to amend the Indenture to revise the Restricted Payments covenant to permit the Company to make restricted payments in an aggregate amount of $275.0 million prior to making an election to pay cash interest on the Notes. The Amendment will also contain a covenant by the Company to make its election to pay cash interest on the Notes on August 15, 2007, its next Semi-Annual Accretion Date. As a result, the Company would be required to make its first cash interest payment on the Notes on February 15, 2008. If the Amendment is approved, the Company intends to pay a dividend to its stockholders in an aggregate amount of up to $275.0 million. See “The Amendment.”

Consent Fee	For each $1,000 in principal amount at maturity of Notes, a cash payment equal to $10.00, or 1% of principal amount at maturity.

Record Date	June 5, 2007.

Solicitation Period

The Consent Solicitation will be open until 5:00 p.m., New York City time, on June 8, 2007. Holders must deliver their Consents to the Amendment on or before the expiration of the Solicitation Period in order to receive the Consent Fee.

The Company reserves the right:

	•	to extend the Solicitation Period, from time to time, until the Requisite Consents for the Amendment have been obtained;
	•	to waive in whole or in part any conditions to the Consent Solicitation;
	•	to terminate the Consent Solicitation at any time prior to the expiration of the Solicitation Period, whether or not the Requisite Consents have been received; and
	•	to amend the Consent Solicitation at any time during the Solicitation Period, whether or not the Requisite Consents have been received.

Eligibility for Consent Fee	Holders whose Consents are properly received (and not revoked) on or before the expiration of the Solicitation Period will be eligible to receive the Consent Fee.  Any subsequent transferees of Notes of such Holders, and any Holders who do not timely grant (or who revoke) a valid Consent (and their transferees), will not be entitled to receive the Consent Fee even if the Amendment becomes effective with respect to the Notes held thereby and, as a result, becomes binding thereon.

Requisite Consents

Holders must grant (and not revoke) valid Consents in respect of a majority in aggregate principal amount at maturity of all outstanding Notes to approve the Amendment. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount at maturity of the Notes is $304.0 million.

Consequences to Non-Consenting Holders	If the Requisite Consents are obtained, and the Consent Fee is paid, non-consenting Holders will be bound by the Amendment but will not be entitled to receive the Consent Fee.

Procedure for Delivery of Consents

For further information, call the Solicitation Agent or the Information Agent at the telephone numbers set forth on the back cover of this Consent Solicitation Statement or consult your broker, dealer, commercial bank, trust company or other nominee for assistance. See “The Consent Solicitation—Procedures for Consenting.”

Revocation of Consents	Revocation of Consents may be made at any time prior to the Effective Time. See “The Consent Solicitation—Revocation of Consents.”

Solicitation Agent

J.P. Morgan Securities Inc. is serving as Solicitation Agent in connection with the Consent Solicitation. In such capacity, the Solicitation Agent may contact Holders regarding the Consent Solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Consent Solicitation Statement and related materials to beneficial owners of Notes.

Depositary	HSBC Bank USA, National Association is serving as Depositary in connection with the Consent Solicitation.

Information Agent	MacKenzie Partners, Inc. is serving as Information Agent in connection with the Consent Solicitation.

United States Federal Income Tax Consequences	For a discussion of certain United States federal income tax consequences of the Consent Solicitation to beneficial owners of Notes, see “Certain U.S. Federal Income Tax Consequences.”

Additional Information	For additional information, contact the Information Agent at the address and telephone number set forth on the back cover of this Consent Solicitation Statement.

THE COMPANY

Overview

The Company is one of the world’s leading theatrical exhibition companies based on a number of characteristics, including total revenues.  The Company was founded in 1920 and since that time has pioneered many of the industry’s most important innovations, including the multiplex theatre format in the early 1960’s and the North American megaplex theatre format in the mid-1990’s.  In addition, the Company has acquired some of the most respected companies in the theatrical exhibition industry, including Loews and General Cinema, and has a demonstrated track record of successfully integrating those companies through timely theatre conversion, headcount reductions and consolidation of corporate operations.  As of December 28, 2006, the Company owned, operated or held interests in 382 theatres with a total of 5,340 screens, approximately 87% of which were located in the United States and Canada.  The Company’s theatres are primarily located in large urban markets in which it has a strong market position relative to its competitors.  The Company believes that it has one of the most modern and productive theatre circuits, as evidenced by its average screen per theatre count of 14.7 and its U.S. attendance per theatre of approximately 680,000 patrons, both of which the Company believes to be substantially in excess of industry averages.  For the 39 weeks ended December 28, 2006, the Company had revenues of $1.9 billion, a loss from continuing operations of $47.7 million and net cash provided by operating activities of $205.4 million.

THE AMENDMENT

The description of the terms of the Indenture and the Amendment set forth below is only a summary and is qualified in its entirety by reference to (i) the terms and conditions of the Indenture and the Notes as currently in effect and (ii) the relevant terms of the Notes as proposed to be amended by the Amendment set forth in Annex A to this Consent Solicitation Statement.  Each Holder should carefully review this entire Consent Solicitation Statement before granting a Consent.

Capitalized terms used below that are not defined in this Consent Solicitation Statement shall have the meanings assigned to them in the Indenture unless otherwise indicated.  As used in “Summary of the Amendment” below, the term “Holder” shall have the meaning assigned to that term in the Indenture.

General

The Notes are senior unsecured obligations of the Company that mature on August 15, 2014.  The Company is soliciting Consents to the Amendment in order to amend the Restricted Payments covenant to permit the Company to make Restricted Payments in an aggregate amount of $275.0 million prior to making an election to pay cash interest on the Notes.  The Amendment will also contain a covenant by the Company to make its election to pay cash interest on the Notes on August 15, 2007, its next Semi-Annual Accretion Date.  As a result, the Company would be required to make its first cash interest payment on the Notes on February 15, 2008.  If the Company obtains the Requisite Consents and each of the other conditions of the Consent Solicitation is satisfied, the Company and the Trustee will execute the Supplemental Indenture to the Indenture effecting the Amendment.

Summary of the Amendment

If the Requisite Consents are obtained and the Supplemental Indenture giving rise to the Amendment is executed, the Company intends to pay a dividend to its stockholders in an aggregate amount of up to $275.0 million.  The Amendment will not modify the Restricted Payments covenant in any other manner.

The Amendment would also contain a new covenant (Section 4.19), that would require the Company to make its election to pay cash interest on the Notes in accordance with the terms of the Indenture on the next Semi-Annual Accretion Date, which is August 15, 2007.  As a result of this new covenant, the Company would be required to begin paying cash interest on the Notes on February 15, 2008.

The Amendment will not alter the maturity date of the Notes, the Company’s obligation to make principal and interest payments on the Notes (except to require the Company to make its election to pay cash interest as described above) nor the substantive effect of any other covenant or provision designed to afford protection to the Holders of the Notes.

Conditions to the Amendment and Payment of Consent Fee

The Amendment will not be effective unless the Supplemental Indenture has been executed.  If the Requisite Consents are received and the Supplemental Indenture is executed, the Amendment will be binding on all non-consenting Holders, and such non-consenting Holders will not be entitled to receive the Consent Fee.  The Company expects to pay to all Holders whose Consents are properly received (and have not been revoked) during the Solicitation Period the Consent Fee promptly after the expiration of the Solicitation Period.

THE CONSENT SOLICITATION

General

The Company is soliciting Consents, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Consent, to the Amendment to the Indenture under which the Notes were issued.  See “The Amendment.”

If valid Consents with respect to a majority in aggregate principal amount at maturity of the outstanding Notes voting together as a single class (i.e., Requisite Consents) have been received (and have not been revoked) at the expiration of the Solicitation Period and the other conditions set forth herein are satisfied or waived, the Company will, promptly after expiration of the Solicitation Period, pay to each Holder of Notes as of the Record Date who has delivered (and has not revoked) a valid Consent in respect of such Notes for each $1,000 principal amount at maturity of such Notes, an amount equal to the Consent Fee.  As of the Record Date, $304.0 million in aggregate principal amount at maturity of the Notes were outstanding.

In addition to the use of the mail, Consents may be solicited by officers and other employees of the Company, without any additional remuneration, in person, or by telephone, or facsimile transmission.  The Company has retained J.P. Morgan Securities Inc. as the Solicitation Agent to aid in the solicitation of Consents.

Before, during or after the Consent Solicitation, the Solicitation Agent, the Company and any of their affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise.  Any future purchases will depend on various factors at that time.

None of the Company, the Trustee, the Depositary, the Information Agent or the Solicitation Agent makes any recommendation as to whether or not Holders should deliver Consents.

Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Letter of Consent or related documents may be directed to the Information Agent at its telephone number set forth on the last page hereof.  A Holder may also contact the Solicitation Agent at its telephone number set forth on the last page hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

Conditions to the Acceptance of Consents by the Company

The obligation of the Company to accept properly executed, delivered and unrevoked Consents and pay the Consent Fee with respect thereto is conditioned on (a) Requisite Consents having been received (and not revoked) at the expiration of the Solicitation Period and (b) the absence of any law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that could, make unlawful or invalid or enjoin the implementation of the Amendment or the payment of any Consent Fee, or which would question the legality or validity thereof.  By executing the Supplemental Indenture, the Company will irrevocably agree to cause the Consent Fee to be paid.  If the Consent Solicitation is abandoned or terminated for any reason, the Company shall as promptly as practicable give notice thereof to the Holders and the Consents (and the related waivers) will be voided and no Consent Fee will be paid.

In the event that any of the foregoing conditions is not satisfied, the Company may, in its sole discretion, (a) extend the Solicitation Period, from time to time, until the Requisite Consents for the Amendment have been obtained, (b) waive in whole or in part any conditions to the Consent Solicitation, (c) terminate the Consent Solicitation at any time prior to the expiration of the Solicitation Period, whether or not the Requisite Consents have been received, or (d) amend the Consent Solicitation at any time during the Solicitation Period, whether or not the Requisite Consents have been received.

Waiver; Extension; Amendment

The Consent Solicitation will be open until 5:00 p.m., New York City time, on June 8, 2007, unless earlier terminated or extended by the Company in its sole discretion.  Consents may not be revoked after the Effective Time.  The Company intends to execute the Supplemental Indenture on or promptly after the expiration of the Solicitation Period.  The Supplemental Indenture provides that it will become effective on the date it is executed by the Company and the Trustee.  See “—Revocation of Consents.”

The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (a) extend the Solicitation Period, from time to time, until the Requisite Consents for the Amendment have been obtained, (b) waive in whole or in part any conditions to the Consent Solicitation or (c) amend the Consent Solicitation at any time during the Solicitation Period, whether or not the Requisite Consents have been received, in each case by giving written notice thereof to the Depositary.  Any waiver, extension or amendment will be followed as promptly as practicable by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration.  Such announcement may state that the Company is extending the Consent Solicitation for a specified period of time on a daily basis.  Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release.

Procedures for Consenting

The delivery of Consents (and subsequent acceptance by the Company) pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Consent.  Accordingly, for the purposes of this Consent Solicitation, the term “Holder” shall be deemed to mean record holders and participants in DTC who held Notes through DTC (as defined below) as of the Record Date.

To effectively deliver a Consent, a properly completed Letter of Consent (or a facsimile thereof) duly executed by the Holder of the Notes to be subject to such Consent, and any other documents required by the Letter of Consent, must be received by the Depositary at its address set forth on the back cover of this Consent Solicitation Statement on or prior to the expiration of the Solicitation Period.  Letters of Consent should be sent only to the Depositary and should not be sent to the Company, the Information Agent or the Solicitation Agent.

If the Notes are registered in the name of a person other than the signer of a Letter of Consent, then, in order to deliver a Consent pursuant to the Consent Solicitation, the Letter of Consent must be accompanied by an appropriate written instrument or instruments of transfer signed exactly as the name or names of such Holder or Holders appear on the Notes, with the signature(s) on the instrument(s) of transfer guaranteed as provided below.  In the event such procedures are followed by a beneficial owner delivering Consents, the Holder or Holders of such Notes must sign a valid proxy pursuant to the Letter of Consent, because only registered Holders as of the date of delivery of the Letter of Consent are entitled to deliver Consents.

Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to deliver Consents should contact the registered Holder promptly and instruct such Holder to deliver Consents on such beneficial owner’s behalf.  A Letter of Instruction is enclosed in the solicitation materials provided along with this Consent Solicitation Statement, which may be used by a beneficial owner to instruct the registered Holder to deliver Consents on such beneficial owner’s behalf.  Any beneficial owner of Notes held through The Depository Trust Company (“DTC”) or its nominee, through authority granted by DTC, may direct the DTC participant through which that beneficial owner’s Notes are held in DTC to deliver Consents on that beneficial owner’s behalf.  If such beneficial owner wishes to deliver such Consents himself, such beneficial owner must, prior to completing and executing the Letter of Consent, either make appropriate arrangements to register ownership of the Notes in such beneficial owner’s name (if permitted) or otherwise follow the procedures described in the immediately preceding paragraph.  The transfer of record ownership (if permitted) may take considerable time.

Any Holder who holds such Notes through Clearstream Banking, societe anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), must also comply with the applicable procedures of Clearstream or Euroclear, as applicable, in connection with a delivery of Consents.  Both Clearstream and Euroclear are indirect participants in the DTC system.

Signature Guarantees.  Signatures on all Letters of Consent must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a “Medallion Signature Guarantor”), unless the Consents delivered thereby are delivered (i) by a registered Holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed any of the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Consent or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”).  See Instruction 3 of the Letter of Consent.  If Notes are registered in the name of a person other than the signer of the Letter of Consent, then the signature on the Letter of Consent must be guaranteed by a Medallion Signature Guarantor as described above.  See Instructions 1 and 3 of the Letter of Consent.

Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any delivery of Consents pursuant to any of the procedures described above will be determined by the Company in its sole discretion (whose determination shall be final and binding).  The Company expressly reserves the absolute right, in its sole discretion, subject to applicable law, to reject any or all deliveries of Consents determined by it not to be in proper form.  The Company also reserves the absolute right, in its sole discretion, subject to applicable law and the terms and conditions set forth in this Consent Solicitation Statement, to waive or amend any of the conditions of the Consent Solicitation or to waive any defect or irregularity in any delivery of Consents by any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders.  The Company’s interpretation of the terms and conditions of the Consent Solicitation (including the Letter of Consent) will be final and binding.  None of the Company, the Depositary, the Solicitation Agent, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in deliveries or will incur any liability for failure to give any such notification.  If the Company waives its right to reject a defective delivery of Consents, the Holder will be entitled to the Consent Fee, subject to the other conditions to payment described herein.

The method of delivery of Consents, any required signature guarantees and all other required documents, is at the election and risk of the person delivering the Consent and, except as otherwise provided in the Letter of Consent, delivery will be deemed made only when actually received by the Depositary.  If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested and that the mailing be made sufficiently in advance of the expiration of the Solicitation Period to permit delivery to the Depositary on or prior to the expiration of the Solicitation Period.  In no event should a Holder tender or deliver certificates evidencing such Holder’s Notes.

Revocation of Consents

Each properly completed and executed Consent will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

A Consent may be revoked by a Holder as of the Record Date granting a Consent if the Depositary receives notice of revocation before the date on which the Requisite Consents have been obtained and evidence thereof has been delivered to the Trustee.  A Consent becomes irrevocable once the Requisite Consents have been obtained and evidence thereof has been delivered to the Trustee.  A Holder as of the Record Date desiring to revoke a Consent must deliver to the Depositary at its address set forth on the last page of the Letter of Consent a written revocation of such Consent containing the name of such Holder, the certificate numbers (if held in certificated form) or, in the case of a DTC participant, such account numbers, to which such revocation relates, the principal amount of Notes to which such revocation relates and the guaranteed signature of such Holder.  The revocation must be executed by such Holder in the same manner as the Holder’s name appears on the Letter of Consent to which the revocation relates.  Revocation of Consents shall be effective upon receipt of such written revocation by the Depositary.

If a Consent has been given with respect to any Notes, that Consent may be revoked only by the Holder of such Notes as of the Record Date.  Beneficial owners of Notes that are not record Holders as of the Record Date may not revoke Consents and must arrange for their record Holders to do so.  Each Holder executing a Letter of Consent will, by executing such Letter of Consent, be agreeing that it may revoke the related Consent only in the manner specified herein.

A revocation of a Consent may be rescinded only by the execution and delivery of a new Letter of Consent, in accordance with the procedures set forth herein.

During the Solicitation Period, the Company intends to consult with the Depositary and the Solicitation Agent to determine whether the Depositary has received any revocations of Consents.  The Company reserves the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership.  None of the Company, any of their affiliates, the Trustee, the Solicitation Agent, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Acceptance for Payment and Payment

Upon the terms and subject to the conditions of the Consent Solicitation, the Company will accept all valid Consents that are delivered (and not revoked) prior to the expiration of the Solicitation Period.  The Company will be deemed to have accepted Consents if, as and when the Company gives written notice to the Depositary of its acceptance of such Consents.  The Company will pay the Consent Fee promptly after the expiration of the Solicitation Period to each Holder who has delivered (and has not revoked) a valid Consent in respect of such Notes.  Payment for Consents will be made by deposit of funds with the Depositary, which will act as agent for the Holders for the purpose of receiving payments from the Company and transmitting such payments to the Holders.  If a Holder as of the Record Date delivers a Consent and subsequently transfers its Notes prior to the expiration of the Solicitation Period, any payment pursuant to the Consent Solicitation with respect to such Notes will be made to such Holder as of the Record Date rather than to such Holder’s transferee.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230,  HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON,  BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER U.S. TAX LAW; (B) SUCH DISCUSSION WAS WRITTEN IN CONNECTION WITH THE COMPANY’S SOLICITATION OF YOUR CONSENT TO THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

In General.  The following summary describes certain United States federal income tax consequences to Holders of Notes relating to the Consent Solicitation.  The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, and published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.  The Company will not seek a ruling from the Internal Revenue Service (the “IRS”) with regard to the United States federal income tax treatment of the Consent Solicitation and, therefore, there can be no assurance that the IRS will agree with the conclusions set forth below.  This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, expatriates, tax-exempt organizations and persons that have a functional currency other than the United States Dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment).  In addition, this summary does not address United States federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction, or any United States tax consequences (e.g. estate or gift tax) other than United States federal income tax consequences.  This summary assumes that the Holders hold their Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).  This summary is for general purposes only.  Each Holder should consult its own tax advisor with regard to the Consent Solicitation and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that is, for United States federal income tax purposes:

•                  an individual who is a citizen or resident of the United States;

•                  a corporation (including any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•                  an estate the income of which is subject to United States federal income tax purposes regardless of its source;

•                  a trust (A) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons have the authority to control all its substantial decisions, or (B) if, in general, it was in existence on August 20, 1996, was treated as a United States person under the Code on the previous day and made a valid election to continue to be so treated.

The term “Non-U.S. Holder” means a beneficial owner of Notes that, for U.S. federal income tax purposes, is or is treated as an individual, corporation, trust or estate and is not a U.S. Holder.

Characterization of Amendment.  Under applicable U.S. Treasury regulations, a modification of a debt instrument will be treated as a deemed exchange upon which gain or loss is realized for U.S. federal income tax purposes if the modified debt instrument differs materially either in kind or in extent from the original debt instrument, even if no actual exchange of the debt instrument occurs.  A modification of a debt instrument will not be treated as a “significant modification” and, as a result, will not be treated as a deemed exchange, however, unless, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively the degree to which legal rights or obligations are altered is “economically significant.”  We believe that neither the receipt of the Consent Fee nor the implementation of the Amendment will result in a “significant modification.”

Assuming that our position is respected, a U.S. Holder would generally not recognize any gain or loss as a result of the Consent Solicitation except as discussed below with respect to the Consent Fee.  In this case, the U.S. Holder’s tax basis in the Notes and holding period of the Notes remains the same.

If the IRS successfully challenges our determination that the Amendment and Consent Fee do not constitute a significant modification, then a U.S. Holder should recognize taxable gain or loss equal to the difference, if any, between (a) the amount realized by a U.S. Holder in the deemed exchange (generally, the issue price, as defined in the relevant U.S. Treasury Regulations, of the New Notes deemed received by the U.S. Holder in exchange for the Notes) and (b) its tax basis for the Notes deemed surrendered unless, possibly, the New Notes qualified as “securities” for tax purposes, in which case the deemed exchange of the Notes for New Notes should constitute a tax-free recapitalization and no gain or loss should be recognized.  It is not clear whether or not the New Notes would qualify as securities for this purpose.  If the transaction were taxable, the U.S. Holder would have an initial tax basis in the New Notes equal to their issue price as defined in the relevant U.S. Treasury Regulations and, if the stated redemption price at maturity of the New Notes exceeds the issue price of the New Notes, the New Notes may be issued with original issue discount.  The U.S. Holder’s holding period for the New Notes would begin on the day after the deemed exchange.

Consent Fee.  There is no authority directly on point concerning the United States federal income tax consequences of receipt of the Consent Fee.  In the absence of an administrative or judicial decision to the contrary with respect to consent fees generally, we intend to treat Consent Fees paid to a U.S. Holder, for U.S. federal income tax purposes, as a fee paid in exchange for consent.  If so treated, the U.S. Holder should recognize ordinary income equal to the amount of cash received.

Backup Withholding.  A U.S. Holder who delivers its Consent may be subject to backup withholding at a rate of 28% on the Consent Fee received unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) otherwise provides a correct taxpayer identification number (“TIN”), certifies that it is not currently subject to backup withholding tax and otherwise complies with the applicable requirements of the backup withholding rules. Such payments generally will be reported to the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders.  Although, as noted above, the proper treatment of the Consent Fee is unclear, we intend to take the position that the Consent Fee represents ordinary income and intend to withhold United States federal income tax at a rate of 30% on payments of the Consent Fee to a Non-U.S. Holder unless (i) the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Consent Fee is effectively connected and provides a properly executed IRS Form W-8ECI or (ii) a U.S. tax treaty either eliminates or reduces such withholding tax with respect to the Consent Fee paid to the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN.  Non-U.S. Holders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax exemption and refund procedures.

SOLICITATION AGENT, DEPOSITARY AND INFORMATION AGENT

The Company has retained J.P. Morgan Securities Inc. to act as Solicitation Agent (the “Solicitation Agent”), HSBC Bank USA National Association to act as Depositary and paying agent (the “Depositary) and MacKenzie Partners, Inc. to act as information agent (the “Information Agent”) in connection with the Consent Solicitation.  The Solicitation Agent will solicit consents and will receive a fee for such services and reimbursement for its reasonable out-of-pocket expenses.  In such capacity, the Solicitation Agent may contact Holders regarding the Consent Solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Consent Solicitation Statement and related materials to beneficial owners of Notes.  The Company has agreed to pay a fee to and to reimburse the Depositary and the Information Agent for their reasonable out-of-pocket expenses and to indemnify the Solicitation Agent, the Depositary and the Information Agent against certain liabilities.  The Solicitation Agent and its affiliates from time to time have provided various financial advisory, investment banking and commercial banking services for the Company and its affiliates, for which they have received customary fees and commissions.  Affiliates of the Solicitation Agent are lenders and agents under the Company’s existing senior secured credit facility.  In addition, the Solicitation Agent is an affiliate of J.P. Morgan Partners, LLC, one of our principal stockholders.

None of the Solicitation Agent, the Depositary and the Information Agent assumes any responsibility for the accuracy or completeness of the information concerning the Company or its affiliates contained in this Consent Solicitation Statement or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

Holders desiring to deliver Consents should complete, sign and date the Letter of Consent in accordance with the instructions therein and mail or deliver it and any other required documents to the Depositary at its address set forth in the Letter of Consent.

ANNEX A

AMENDMENT TO THE INDENTURE

If the Amendment becomes effective, the following sections of the Indenture will be amended as follows (strikethrough text indicates text to be deleted; bold text indicates text to be added):

Section 4.06 Limitation on Restricted Payments.

The Company shall not, directly or indirectly:

(a)          declare or pay any dividend on, or make any distribution in respect of, any shares of the Company’s or any Subsidiary’s Capital Stock (excluding dividends or distributions payable in shares of its Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but including dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock (other than dividends on such Redeemable Capital Stock payable in shares of such Redeemable Capital Stock)) held by any Person other than the Company, Marquee Inc. or any of their Wholly-Owned Subsidiaries;

(b)          purchase, redeem or acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than Marquee Inc. or any Wholly-Owned Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock; or

(c)          purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement);

(such payments or any other actions described in (a) through (c) above are collectively referred to as “Restricted Payments”) unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution): (A) no Default or Event of Default shall have occurred and be continuing; (B) the Company shall have made the election to pay cash interest on the Securities and shall have made at least one cash interest payment or the last Semi-Annual Accretion Date shall have occurred, (C) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 4.05; and (D) the aggregate amount of all Restricted Payments declared or made on or after the date of consummation of the Transactions does not exceed the sum of:

(i)           (x) Consolidated EBITDA for the Restricted Payments Computation Period minus (y) 2.0 times Consolidated Interest Expense for the Restricted Payments Computation Period;

(ii)          the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $10.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after the date of the consummation of the Transactions by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of

Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock;

(iii)         the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $10.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after the date of the consummation of the Transactions by the Company from debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for such net proceeds plus the aggregate cash received by the Company at the time of such conversion; and

(iv)         the specific dollar amount of funds (or 100% of any deficit) that Marquee Inc. would be permitted under the indentures relating to the Marquee Notes to dividend to the Company immediately after giving effect to the Transactions (as calculated on and as of the date of consummation of the Transactions).

Notwithstanding the foregoing limitation, the Company may:

(i)           pay dividends on its Capital Stock within sixty days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the foregoing limitation;

(ii)          acquire, redeem or retire Capital Stock in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (other than Redeemable Capital Stock);

(iii)         make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Capital Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the net proceeds from such sale of Capital Stock will be excluded from clause (D)(ii) of the preceding paragraph;

(iv)         make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 4.05 and that in each case constitutes Refinancing Indebtedness; ~~or~~

(v)          make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation plus accrued and unpaid interest in the event of a Change of Control in accordance with provisions similar to Section 4.10 hereof; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer (as defined in Section 4.10) as provided in such covenant with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer and; ~~.~~

(v)           make other Restricted Payments in an aggregate amount not to exceed $275.0 million.

If the Amendment becomes effective, the following section will be added to the Indenture:

Section 4.19 Cash Election.

On August 15, 2007, the Company shall make an election to pay cash interest on the Notes in accordance with the terms of this Indenture.

In order to give a Consent, a Holder should mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery) a properly completed and duly executed Letter of Consent, and any other required documents, to the Depositary at its address set forth below for delivery before the expiration of the Solicitation Period.  Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Letter of Consent or related documents may be directed to the Information Agent at its telephone number set forth below.  A Holder may also contact the Solicitation Agent at its telephone number set forth below or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Depositary for the Consent Solicitation is:

HSBC BANK USA, NATIONAL ASSOCIATION
Two Hanson Place, 14th Floor
Brooklyn, New York 11217-1409
Attn: Paulette Shaw

Banks and Brokers call
Toll Free Telephone:
(800) 662-9844

By facsimile:
(For Eligible Institutions only):
(718) 488-4488

Confirmation:
(800) 662-9844

By Mail:	By Overnight Courier:	By Hand:
Two Hanson Place, 14th Floor	Two Hanson Place, 14th Floor	Two Hanson Place, 14th Floor
Brooklyn, New York 11217-1409	Brooklyn, New York 11217-1409	Brooklyn, New York 11217-1409
Attn: Paulette Shaw	Attn: Paulette Shaw	Attn: Paulette Shaw

The Information Agent for the Consent Solicitation is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

The Solicitation Agent for the Consent Solicitation is:

J.P. MORGAN SECURITIES INC.

270 Park Avenue
New York, New York 10017
U.S. Toll Free: (800) 245-8812
Call Collect: (212) 270-9769
Attn: High Yield Capital Markets